                                                                     Exhibit 4.5


     =====================================================================


                          THE PROVIDENCE GAS COMPANY

                                      To

                     STATE STREET BANK AND TRUST COMPANY,

                               as  Successor to

                     RHODE ISLAND HOSPITAL TRUST COMPANY,

                                    Trustee



                           _________________________

                       NINETEENTH SUPPLEMENTAL INDENTURE

                           ________________________

                           Dated as of April 1, 1998


     =====================================================================

                               TABLE OF CONTENTS

SECTION                              HEADING                               PAGE
Parties....................................................................  1

FORM SERIES S BOND.........................................................  2

ARTICLE FIRST.    SERIES S BONDS. .........................................  7

         Section 1.01 .....................................................  7
         Section 1.02 .....................................................  8
         Section 1.03 .....................................................  8
         Section 1.04...................................................... 10
         Section 1.05...................................................... 11
         Section 1.06...................................................... 13

ARTICLE SECOND.   ISSUANCE OF $15,000,000 OF SERIES S BONDS AND
                  CLOSING OF SUCH SERIES AT THAT AMOUNT.................... 14

         Section 1.01...................................................... 14
         Section 2.02...................................................... 14

ARTICLE THIRD.    ADDITIONAL PROVISIONS.................................... 14

         Section 3.01...................................................... 14
         Section 3.02...................................................... 14
         Section 3.03...................................................... 14
         Section 3.04...................................................... 14
         Section 3.05...................................................... 15
         Section 3.06...................................................... 15
         Section 3.07...................................................... 15
         Section 3.08...................................................... 15
         Section 3.09...................................................... 16
         Section 3.10...................................................... 16
         Section 3.11...................................................... 17
         Section 3.12...................................................... 17
         Section 3.13...................................................... 17
         Section 3.14...................................................... 17
         Section 3.15...................................................... 17
         Section 3.16...................................................... 17

Signatures................................................................. 19

ATTACHMENTS TO NINETEENTH SUPPLEMENTAL INDENTURE:

SCHEDULE I   - Schedule of Property and Interests Therein
SCHEDULE II  - Schedule of Released Property

  THIS NINETEENTH SUPPLEMENTAL INDENTURE, dated as of April 1, 1998, between THE PROVIDENCE GAS COMPANY, a corporation created by Special Act of the General Assembly of the State of Rhode Island ( herein after sometimes called the "Company"), party of the first part, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (successor to Rhode Island Hospital Trust National Bank, which succeeded Rhode Island Hospital Trust Company), as trustee under the Company's First Mortgage herein below mentioned (hereinafter sometimes called the "Trustee"), party of the second part:

  WHEREAS the Company by an Indenture, dated as of January 1, 1922, as supplemented by a First Supplemental Indenture, dated as of February 6, 1933, a Second Supplemental Indenture, dated as of June 1, 1944, a Third Supplemental Indenture, dated as of April 1, 1948, a Fourth Supplemental Indenture, dated as of January 1, 1958, a Fifth Supplemental Indenture, dated as of July 1, 1960, a Sixth Supplemental Indenture, dated as of September 1, 1963, a Seventh Supplemental Indenture, dated as of November 1, 1971, an Eighth Supplemental Indenture, dated as of July 1, 1972, a Ninth Supplemental Indenture, dated as of October 1, 1975, a Tenth Supplemental Indenture, dated as of April 1, 1976, an Eleventh Supplemental Indenture, dated as of September 1, 1978, a Twelfth Supplemental Indenture, dated as of September 1, 1983, a Thirteenth Supplemental Indenture, dated as of May 1, 1986, a Fourteenth Supplemental Indenture, dated as of August 1, 1988, a Fifteenth Supplemental Indenture, dated as of June 1, 1990, a Sixteenth Supplemental Indenture, dated as of September 1, 1992, a Seventeenth Supplemental Indenture, dated as of November 1, 1993, and an Eighteenth Supplemental Indenture, dated as of December 1, 1995 (said instruments being herein after sometimes called, respectively, the "Original Indenture", the "First Supplemental Indenture", the "Second Supplemental Indenture", the "Third Supplemental Indenture", the "Fourth Supplemental Indenture", the "Fifth Supplemental Indenture", the "Sixth Supplemental Indenture", the "Seventh Supplemental Indenture", the "Eighth Supplemental Indenture", the "Ninth Supplemental Indenture", the "Tenth Supplemental Indenture", the "Eleventh Supplemental Indenture", the "Twelfth Supplemental Indenture", the "Thirteenth Supplemental Indenture", the "Fourteenth Supplemental Indenture", the "Fifteenth Supplemental Indenture", the "Sixteenth Supplemental Indenture", the "Seventeenth Supplemental Indenture", and the "Eighteenth Supplemental indenture", and the Original Indenture as supplemented by whatsoever supplements , including, if apt, this Nineteenth Supplemental Indenture, as have been or shall have been executed and delivered at the pertinent time, being herein after sometimes called, collectively, the "Indenture"), mortgaged its property and franchises, including after-acquired property and franchises, to the Trustee to secure its First Mortgage Bonds issued and to be issued thereunder accordance with the provisions of said Indenture, and there are now outstanding thereunder $10,000,000 principal amount of First Mortgage Bonds, Series M, 10.25% due July 31, 2008, being all of an original issue of $10,000,000 principal amount of bonds of said Series M, $10,000,000 principal amount of First Mortgage Bonds, Series N, 9.63% due May 30, 2020, being all of an original issue of $10,000,000 principal amount of bonds of said Series N, $12,5000,000 principal amount of First Mortgage Bonds, Series O, 8.46% due September 30, 2022, being all of an original issue of $12,500,000 principal amount of bonds of said Series O, $12,500,000 principal amount of First Mortgage Bonds, Series P, 8.09%

The Providence Gas Company                     Nineteenth Supplemental Indenture


due September 30, 2022, being all of an original issue of $12,500,000 principal amount of bonds of said Series P, $9,600,000 principal amount of First Mortgage Bonds, Series Q, 5.62% due November 30, 2003, being a portion of an original issue of $16,000,000 principal amount of bonds of said Series Q and $15,000,000 principal amount of First Mortgage Bonds, Series R, 7.50% due December 15, 2025, being all of an original issue of $15,000,000 principal amount of bonds of said Series R; and

  WHEREAS the Company has determined, by due corporate action, to provide for the immediate issuance, execution, authentication and delivery of $15,000,000 in aggregate principal amount of its fully registered First Mortgage Bonds in the principal amount of $15,000,000 to be known as the Company's First Mortgage Bonds, Series S, 6.82% (herein after sometimes called "bonds of Series S" or "Series S bonds") due April 1, 2018; and

  WHEREAS each of the bonds to be issued hereunder and the certificate of the Trustee to be endorsed on the bonds of such series are to be substantially in the following forms, respectively, to wit:

[FORM OF SERIES S BOND]

No. R-                                                                $ ________

                                                                PPN_____________

THE PROVIDENCE GAS COMPANY

FIRST MORTGAGE BOND, SERIES S, 6.82%

Due April 1, 2018

  THE PROVIDENCE GAS COMPANY, a corporation created by Special Act of the General Assembly of the State of Rhode Island (herein after called the "Company"), for value received, hereby promises to pay ____________________________or registered assigns, on the first day of April, 2018, the principal sum of _____________________________Dollars
($_____________), and to pay interest thereon (unless this bond shall have been called for previous redemption and payment duly provided therefor) at the rate of six and eighty-two hundredths per cent (6.82%) per annum, payable semi-annually on the first day of April and October in each year, commencing the first day of October, 1998, until said principal sum shall have become due. The Company promises to pay, on demand, interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of seven and eighty-two hundredths per cent (7.82%) per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months, except that this means of computation shall not operate to deprive the holder of this bond of interest for any day or days when applied to a period of less than six calendar months. The principal of, interest on and

The Providence Gas Company                     Nineteenth Supplemental Indenture


premium, if any, on this bond shall, subject to the provisions of Section 3.07 of the Nineteenth Supplemental Indenture hereinafter described, be payable at the office of State Street Bank and Trust Company, in Boston, Massachusetts (or at the office of its successor trustee in the trust to which reference is herein after made), in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts at the time of payment.

    This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, unlimited as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned, issuable in series and is one of a series known as First Mortgage Bonds, Series S, 6.82%, all bonds of all series being issued and to be issued under and pursuant to and all equally secured (except as and sinking or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by an Indenture, dated as of January 1, 1922, as supplemented by a First Supplemental Indenture, dated as of February 6, 1933, a Second Supplemental Indenture, dated as of June 1, 1944, a Third Supplemental Indenture, dated as of April 1, 1948, a Fourth Supplemental Indenture, dated as of January 1, 1958, a Fifth Supplemental Indenture, dated as of July 1, 1960, a Sixth Supplemental Indenture, dated as of September 1, 1963, a Seventh Supplemental Indenture, dated as of November 1, 1971, an Eighth Supplemental Indenture, dated as of July 1, 1972, a Ninth Supplemental Indenture, dated as of October 1, 1975, a Tenth Supplemental Indenture, dated as of April 1, 1976, an Eleventh Supplemental Indenture, dated as of September 1, 1978, a Twelfth Supplemental Indenture, dated as of September 1, 1983, a Thirteenth Supplemental Indenture, dated as of May 1, 1986, a Fourteenth Supplemental Indenture, dated as of August 1, 1988, a Fifteenth Supplemental Indenture, dated as of June 1, 1990, a Sixteenth Supplemental Indenture, dated as of September 1, 1992, a Seventeenth Supplemental Indenture, dated as of November 1, 1993, an Eighteenth Supplemental Indenture, dated as of December 1, 1995 and a Nineteenth Supplemental Indenture, dated as of April 1, 1998 (said twenty instruments being hereinafter called, collectively, the "Indenture"), all duly executed and delivered by the Company to State Street Bank and Trust Company, in Boston Massachusetts, as successor to Rhode Island Hospital Trust National Bank, which succeeded Rhode Island Hospital Trust Company (hereinafter called the "Trustee"), as trustee, to which Indenture and to all indentures supplemental thereto reference is hereby made for a description of the property transferred, assigned and mortgaged thereunder, the nature and extent of the security, the terms and conditions upon which the bonds are secured and additional bonds may be issued and secured, and the rights of the holders or registered owners of said bonds, of the Trustee and of the Company in respect of such security. Subsequent series of said bonds may vary as to date, date of maturity, rate of interest and in other ways as in the Indenture provided or permitted.

    Notwithstanding any provisions of the Indenture (including, without limitation, Section 41 thereof) the bonds of Series S shall be subject to redemption only in the manner and to the extent provided in Section 1.03 and
Section 1.05 of the Nineteenth Supplemental Indenture.

The Providence Gas Company                     Nineteenth Supplemental Indenture


   This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on books to be kept for that purpose in the office of the Company, in Providence, Rhode Island, upon surrender thereof at said office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new bond or bonds, of like form and in an authorized denomination or in authorized denominations of the same series, for the same aggregate principal amount.
Bonds of this series, upon surrender thereof at said office, may be exchanged for the same aggregate principal amount of bonds of this series of another authorized denomination or other authorized denominations, all upon payment of the charges, if any, and subject to the terms and conditions specified in the Indenture.

   In case of default by the Company, as set forth in the Indenture, the principal of all the bonds of each and every series issued and outstanding thereunder may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

          No recourse shall be had for the payment of any part of either the principal or interest of this bond, or for any claim based hereon, or otherwise in any manner in respect hereof or in respect of the Indenture, to or against any stockholder, officer or director, past, present or future, of the Company, by virtue of any statute or provision or rule of law, or by the enforcement of any assessment or penalty, all such liability being expressly waived and released by the acceptance of this bond.

          This bond shall not become obligatory for any purpose until authenticated by the execution by the Trustee of the certificate endorsed hereon.

          IN WITNESS WHEREOF, THE PROVIDENCE GAS COMPANY has caused its corporate seal to be hereto affixed and this bond to be signed by its President or Vice President and its Treasurer or Assistant Treasurer, the ________day of
________________________________.


                                  THE PROVIDENCE GAS COMPANY

                              By______________________________________
                                          President

[CORPORATE SEAL]

                              and
                              by____________________________________
                                          Treasurer

The Providence Gas Company                     Nineteenth Supplemental Indenture



[FORM OF TRUSTEE'S CERTIFICATE]

          This is one of the bonds of Series S of the issue described in the Indenture within mentioned.

                              STATE STREET BANK AND TRUST COMPANY,
                                 as Successor to Rhode Island Hospital Trust
                                 Company, Trustee


                              By________________________________________
                                         Authorized Signature

          WHEREAS the Company also desires to confirm the lien of the Indenture upon property (intended to be thereby mortgaged) acquired by the Company since the execution of the Eighteenth Supplemental Indenture;

          NOW, THEREFORE, THIS NINETEENTH SUPPLEMENTAL INDENTURE WITNESSETH:
That The Providence Gas Company, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Original Indenture, as heretofore supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth and Eighteenth Supplemental Indentures, and every other power, authority and obligation thereto appertaining or enabling, in consideration of the premises and of the authentication, purchase and acceptance of the Series S bonds, of $10 duly paid to the Company by the Trustee and of other good and valuable considerations, receipt whereof is hereby acknowledged, and for the purpose of confirming the Original Indenture and said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth and Eighteenth Supplemental Indentures, as hereby supplemented, and in order to secure, equally and ratably, the payment of the principal of and the interest on all of the bonds at any time outstanding under the Indenture according to their tenor, purport and effect and in order to secure the faithful performance and observance of all of the covenants and conditions set forth herein and in the Original Indenture, as heretofore supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth and Eighteenth Supplemental Indentures, by these presents hereby confirms (except for property hereinafter expressly reserved and excluded from the lien of the Indenture) the mortgage, conveyance, pledge, assignment and transfer of the properties, franchises, rights and privileges set forth and described in the Original Indenture and said Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth and Eighteenth Supplemental Indentures, and does hereby grant, bargain, sell, release, convey, mortgage, confirm, assign, transfer, pledge and set over unto the Trustee, and its successors in the trust, and its and their assigns, upon the trusts established by the Indenture, all and singular:

The Providence Gas Company                     Nineteenth Supplemental Indenture


          A. The "Schedule of Property and Interests Therein" hereto attached as Schedule I and made a part hereof.

          B. The Company's gasworks, plant and machinery, purifiers, generators, service and other pipes, holders, mains, meters, shops, tools, implements, fixtures, appurtenances, and (except for property hereinafter expressly reserved and excluded from the lien of the Indenture) all other real and tangible personal property now owned or which shall hereafter be acquired by the Company, or its successor or successors, and used or useful in connection with its business of making, distributing, purchasing and selling gas, and with any other business authorized or permitted by the Company's charter, and all of the Company's leasehold interests in any of such property now or hereafter leased by the Company as a leasee and all corporate and other franchises of the Company, and all permits, ordinances, easements, privileges, immunities and licenses, all rights to lay, construct, maintain and operate systems for the distribution and transmission of gas and other agencies for the supply to itself or others of light, heat and power, and all rights of way, grants and consents which the Company now owns or which it may hereafter acquire, being intended to include, among other things covered by the Indenture, the entire existing and future light, heat and power business of the Company and all of its existing and all of its future rights, franchises, permits, ordinances and licenses to transact and conduct the same, and each and every part thereof (except as hereinafter noted) as provided in the Original Indenture and said Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth and Eighteenth Supplemental Indentures, which are hereby made a part hereof, to the same extent as if set forth herein at length, excepting, however, and there is expressly reserved and excluded from the lien of the Indenture:

               (1) Such of said properties or interests therein heretofore conveyed to the Trustee as may have been released by the Trustee or sold or otherwise disposed of as permitted by the provisions of the Indenture; and

               (2) All right, title and interest of the Company now owned or hereafter acquired in and to

                    (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee under the provisions of the Indenture;

                    (b) all accounts and bills receivable (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to the Trustee and pledged with the Trustee hereunder;

                    (c) all goods, wares, merchandise, products and by-products held for sale in the ordinary course of business;

                    (d) all materials and supplies held for consumption in operation;

The Providence Gas Company                     Nineteenth Supplemental Indenture

                    (e) all conversion burners, water heaters, stoves and refrigerators rented to customers or held for rental;

                    (f)  all motor vehicles; and

               (3) The last day of each of the demised terms created by any lease of property now leased to the Company and the last day of any demised term under each and every lease hereafter made or acquired by the Company and, under each and every renewal of any lease the last day of each and every such demised term being hereby expressly reserved to and by the Company; until and unless a default shall be made in one or more obligations of the Company under the Indenture and such default shall have continued beyond the period of grace, if any, applicable in respect thereof, and the Trustee or any receiver or other official shall take control of the mortgaged properties, in which event the Indenture shall (to the extent permitted by law) become and be a lien upon all of the classes of property set forth in 2 above (subject to any liens or encumbrances then existing thereon), and the Trustee, receiver or other official shall (to the extent permitted by law) be entitled to possess, use and dispose of the same in carrying on the operation of the Company's enterprise and to include the same in any sale under power of sale conferred by the Indenture or by law.

          TO HAVE AND TO HOLD all of said property, real, personal and mixed, now owned or hereafter acquired, mortgaged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee, and its successors in said trust, and to them and to their assigns forever.

          IN TRUST, NEVERTHELESS, for the purposes, with the powers and subject to the agreements, covenants and conditions set forth and expressed in the Original Indenture, as supplemented and modified by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, Eighteenth Supplemental indenture and this instrument, it being agreed as follows, to with:

                                 ARTICLE FIRST
                                SERIES S BONDS

  Section 1.01. There shall be and is hereby created a new series of bonds entitled "First Mortgage Bonds, Series S, 6.82%" (herein sometimes called the "Series S bonds" or "bonds of Series S"), limited in aggregate principal amount, except as noted in Section 2.02 hereof, to Fifteen Million Dollars ($15,000,000), and to be issued as prescribed in Section 2.01 hereof. Series S bonds shall be fully registered bonds of the denomination of One Thousand Dollars ($1,000) and multiples thereof. All Series S bonds shall mature April 1, 2018 and shall bear interest at the rate and payable at the times specified in the form of Series S bond set forth herein. The principal of, interest on any premium, if any, on bonds of Series S

The Providence Gas Company                     Nineteenth Supplemental Indenture

shall, subject to the provisions of Section 3.07, be payable at the office of the Trustee in such coin or currency of the United States of America as shall be legal tender for the payment of public and private debts.

          Bonds of Series S shall be numbered "R-1" and consecutively upwards.

   Section 1.02. Bonds of Series S shall be exchangeable for a like aggregate principal amount of bonds of such series of another authorized denomination or other authorized denominations.

  Section 1.03. Notwithstanding any provisions of the Indenture (including, without limitation, section 41 thereof) the bonds of Series S shall be subject to redemption only in the manner and to the extent provided in this Section 1.03 and in Section 1.05.

          (a) Optional Redemption of Series S Bonds with Premium. The Company shall have the option, at any time and from time to time, of redeeming the outstanding Series S bonds, either in whole or in part (but if in part then in units of $100,000) upon not less than 30 days nor more than 60 days prior written notice to each registered owner, by payment of the principal amount of the Series S bonds to be redeemed, and accrued interest thereon to, but not including, the date of redemption together with the Yield-Maintenance Premium, if any.

       As used in this Section 1.03:

          "Yield-Maintenance Premium" shall mean, with respect to any series S bond, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Series S bond over the amount of such Called Principal; provided that the Yield-Maintenance Premium shall in no event be less than zero.

          "Called Principal" shall mean, with respect to any Series S bond, the principal of such Series S bond that is to be redeemed pursuant to the provisions of this Section 1.03.

          "Discounted Value" shall mean, with respect to the Called Principal of any Series S bond, the amount calculated by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the date on which such Called Principal is to be redeemed, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the sum of (i) the Reinvestment Yield with respect to such Called Principal, plus (ii) 0.25%.

          "Reinvestment Yield" shall mean the yield reported as of 10:00 a.m. Boston, Massachusetts time on the fifth Business Day prior to the date of redemption of the Series S bonds on the display designated "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) for actively traded U.S. Treasury securities

The Providence Gas Company                     Nineteenth Supplemental Indenture

     having a maturity corresponding to the maturity of the Called Principal or if such yield shall not be reported as of such time or shall not be usable, then the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity of the Called Principal (rounded to the nearest month). If no maturity exactly corresponds to the maturity of the Called Principal, yields for the next longer and the next shorter published maturities shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of the relevant periods to the nearest month). For the purposes of calculating the Reinvestment Yield, the most recent Statistical Release published prior to the date of determination of the Yield-Maintenance Premium shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Series S bonds.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Series S bond, all payments of such Called Principal and interest thereon that would be due after the date scheduled for redemption thereof if no redemption of such Called Principal were made prior to its scheduled due date.

          "Business Day", as used in the definition of Reinvestment Yield, shall mean any day excluding Saturday, Sunday and any day which shall be , in New York, New York, a legal holiday or a day on which banking institutions are authorized by law to close.

     (b) Optional Redemption of Series S Bonds Out of Condemnation Proceeds. In the event that any property subject to the lien of the Indenture is (x) taken by any governmental or other lawful authority pursuant to a Qualified Condemnation, or (y) sold by the Company in anticipation of a Qualified Condemnation for a price which, in the good faith judgment of the Board of Directors of the Company (as evidenced by a resolution thereof) is deemed to be equal to or greater than the fair market value of the property so sold, then the Company shall have the option (to be exercised within 60 days after such taking or sale), of applying a pro rata portion of the net cash proceeds resulting from such taking or sale to the redemption of outstanding Series S bonds by payment of the principal amount of the Series S bonds to be redeemed and accrued interest thereon to the date of redemption plus, in the cash of any event described in clause (y) above, an amount equal to the Yield-Maintenance

The Providence Gas Company                     Nineteenth Supplemental Indenture


Premium, if any. The pro rata portion shall be determined by reference to all bonds of all series then outstanding under the Indenture.

          As used in this Section 1.03(b) "Qualified Condemnation" shall mean any taking by condemnation or eminent domain which (i) results in an award to the Company which, in the good faith judgment of the Board of Directors of the Company (as evidenced by a resolution thereof) is deemed to be equal to or greater than the fair market value of the property so taken, and (ii) is deemed by said Board of Directors (as evidenced by a resolution thereof) to be authorized and proper or which has been contested by the Company in good faith and by appropriate proceedings.

          (c) Miscellaneous. Except as herein otherwise set forth, the provisions of Article Fourth of the Original Indenture, with respect to the procedures for call and redemption, prior to maturity, of Series A and Series B bonds, shall apply to the call and redemption, prior to maturity, of all bonds of Series S so to be called and redeemed. All Series S bonds redeemed pursuant to the provisions hereof shall be canceled by the Trustee and shall be delivered to or upon the order of the Company, and shall not be reissued.

          Whenever any series S bonds are to be redeemed, the Trustee shall allocate to each registered owner a proportion of the Series S bonds to be redeemed, equal, as nearly as practicable, to the proportion that the principal amount of the bonds of such series then outstanding hereunder, registered in the name of such owner, bears to the principal amount of all bonds of such series then outstanding under the Indenture.

          Redemption notices for Series S bonds shall be given to each registered owner by registered mail and not by publication. The redemption notice given to each registered owner shall comply with the provisions of Article Fourth of the Original Indenture and shall also specify (i) the principal amount of such owner's Series S bonds to be redeemed, (ii) the accrued interest payable in connection with such redemption, and (iii) the Company's estimate of the Yield-Maintenance Premium, if any, payable in connection with such redemption. The Company's final computation of the amount of any Yield-Maintenance Premium payable in connection with any such redemption shall furnished to the registered owners of the series S bonds to be prepaid as soon as practicable after determination thereof and, in all events, not less than three days prior to the date of such redemption. The Trustee shall have no responsibility for determining independently the amount of any Yield-Maintenance Premium payable in connection with any redemption hereunder.

   Section 1.04. The Company covenants and agrees that, so long as any Series S bonds are outstanding hereunder, it will pay no dividends and make no distribution either in cash or property (other than dividends payable in its common stock), on any class of its capital stock and will purchase or redeem none of its stock of any class if the sum of all dividends and all distributions, purchases and redemptions on or of its stock of any class paid or made by it (including any then proposed to be paid or made) after September 30, 1997 and any losses incurred after that date, charged or properly chargeable against earned surplus, would exceed the amount of its net income earned after that date plus Twelve Million Dollars

The Providence Gas Company                     Nineteenth Supplemental Indenture

($12,000,000), provided, however, that there shall be excluded in making the calculation aforementioned so much of the aggregate of expenditures, including the reasonable value of property or securities, made by the Company for the redemption or purchase of its capital stock as does not exceed the aggregate of all amounts, including the reasonable value of property or securities, received by it through the disposal, since September 30, 1997, of additional capital stock. Notwithstanding the foregoing sentence, the Company may make regular dividend payments on, and mandatory sinking fund redemptions of , all shares of its 8.7% Redeemable Cumulative Preferred Stock or any class of its preferred stock which may hereafter be issued, to persons other than person controlled by, controlling or under common control with the company, provided that such payments and redemptions made after September 30, 1997 shall be included in any computation under this Section 1.04. The term "control," as used in this paragraph, shall mean ownership of 10% or more of the voting securities of the Company or such other person. The term "net income," as used in this paragraph, shall mean the net income available for dividends, determined in accordance with generally accepted accounting principles, after allowance for all taxes and other income deductions. The term "common stock" , as used in this paragraph, shall mean stock of the Company of the class which is now outstanding.

          Section 1.05. In the event that a Restructuring Put Event (as defined below) shall occur or the Company shall have knowledge of any proposed Restructuring Transaction which will result in a Restructuring Put Event, the Company will give written notice (the "Restructuring Put Notice") of such fact to the Trustee and all holders of the bonds of Series S. The Restructuring Put Notice shall be delivered promptly upon receipt of such knowledge by the Company and in any event no later than five days after such Restructuring Put Event.
The Restructuring Put Notice shall (I) describe the facts and circumstances of such Restructuring Put Event (including the effective date of such Restricting Put Event) in reasonable detail, (ii) make reference to this Section 1.05 and the right of the holders of the bonds of Series S to require the Company to redeem their bonds of Series S on the terms and conditions provided for herein,
(iii) state that each holder must make a declaration of its intent to have the Series S bonds held by it redeemed, and (iv) specify the date by which the holder must respond to such restructuring Put Notice pursuant to this Section
1.05 in order to make such declaration.

          Upon the receipt of such Restructuring Put Notice or, if no Restructuring Put Notice is given, upon receipt of actual knowledge of a Restructuring Put Event, the holder of any bonds of Series S shall have the privilege, upon written notice (the "Declaration Notice") to the Trustee and the Company, of declaring all Series S bonds held by such holder serving such Declaration Notice to become due and payable and thereupon such Series S bonds shall become due and payable on such date (the "Restructuring Put Payment Date") as the Company shall specify in a written notice of redemption delivered to the Trustee and such holder, which notice shall be delivered by the Company to the Trustee and such holder not later than 10 days after the Company's receipt of the Declaration Notice. The Company covenants and agrees to redeem in full on the Restructuring Put Payment Date all bonds of Series S held by such holder serving such Declaration Notice to the Company. The Restructuring Put Payment Date shall be not later than 20 days after the date that the Company has received the Declaration Notice. In the event that a Restructuring Put Notice

The Providence Gas Company                     Nineteenth Supplemental Indenture

has in fact been given as herein above required, such Declaration Notice shall be served prior to 60 days after receipt of such Restructuring Put Notice, and in the event that a Restructuring Put Notice has not been given as herein above required, such Declaration Notice shall be served prior to 30 days after the holder serving such Declaration Notice shall have actual knowledge of such Restructuring Put Event. In the event that a Restructuring Put Notice is given and the Company does not receive a Declaration Notice within the time period set forth above, the Series S bonds held by such holder shall become due and payable as a result of such Restructuring Put Event on a Restructuring Put Payment Date within 20 days following such time period as shall be specified by a written notice of redemption delivered by the Company to the Trustee and such holder not later than 10 days following such time period and the Company covenants and agrees to redeem in full on such Restructuring Put Payment Date all bonds of Series S held by such holder; provided that the bonds of Series S of such holder shall not be subject to such redemption if the Company receives within such time period written notice from such holder in which it elects not to exercise the right to have such bonds redeemed.

          As used herein, the following terms shall have the meanings set forth below:

          A "Restructuring Transaction" shall mean any of the following: (i) the consolidation of the Company into or merger of the Company with any other Person, (ii) any transaction as a result of which Providence Energy Corporation shall own less than 51% of the Voting Stock of the Company, (iii) the sale by the Company of all or substantially all of its assets to another Person or (iv) the acquisition by the Company for all or substantially all of the assets of another Person.

          A "Restructuring Put Event" shall occur if (i) a Restructuring Transaction has taken place or shall take place and (ii) either (A) the Company's long-term secured senior debt rating by a Designated Rating Agency prior to the Restructuring Transaction shall be an Acceptable Rating and after giving effect to the Restructuring Transaction and as a result thereof, the rating of the long-term secured senior debt of the Restructuring Surviving Entity by a Designated Rating Agency shall be less than an Acceptable Rating or
(B) the Company's long-term secured senior debt rating by a Designated Rating Agency prior to the Restructuring Transaction (the "Company secured Senior Debt Rating") shall be less than an Acceptable Rating and after giving effect to the Restructuring Transaction and as a result thereof, the rating of the long-term secured senior debt of the Restructuring Surviving Entity by a Designated Rating Agency shall be lower than the Company Secured Senior Debt Rating.

          The "Restructuring Surviving Entity" shall mean after giving effect to a Restructuring Transaction, the Company, provided that (i) if the Restructuring Transaction is a merger or consolidation in which the Company is merged with or consolidated into another entity, the surviving entity shall be Restructuring Surviving Entity or (ii) if the Restructuring Transaction is a conveyance by the Company of all or substantially all of its assets, the entity acquiring such assets shall be the Restructuring Surviving Entity.

The Providence Gas Company                     Nineteenth Supplemental Indenture

     "Acceptable Rating" shall mean in the case of S&P a rating of BBB (or the then current equivalent thereof) or better and in the case of Moody's a rating of Baa2 (or the then current equivalent thereof) or better or in the case of any other Designated Rating Agency, a rating equivalent to an Acceptable Rating assigned by S&P or Moody's or in the event no such equivalent rating is so assigned, then the highest rating assigned by such other Designated Rating Agency most closely approximately such rating by S&P or Moody's.

     "Designated Rating Agency" shall mean S&P or Moody's; provided, that in the event both S&P and Moody's are not rating the long-term secured senior debt of Company or the Restructuring Surviving Entity at a time when such a rating is required to determine whether a Restructuring Put Event has occurred, then another rating agency of recognized national standing and satisfactory to the holders of 66-2/3% in principal amount of the Series S bonds then outstanding.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Person" shall mean an individual, a partnership, limited liability company, corporation or trust.

     "S&P" shall mean Standard & Poor's Corporation.

     "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or others performing similar functions).

     All redemptions of Series S bonds pursuant to this Section 1.05 shall be made by the payment of the aggregate principal amount remaining unpaid on such Series S bonds and accrued inters thereon to the date of such redemption. Any redemption of less than all of the outstanding Series S bonds made pursuant to this Section 1.05 shall be applied to the payment in full of the Series S bonds held by the holders providing a Declaration Notice and by the holders referred to in the last sentence of the second paragraph of this Section 1.05.

     Section 1.06. The Company covenants and agrees that monies received by the Trustee described in the first sentence of Section 41 of the Indenture will not be applied to the purchase of any bonds issued and outstanding under the Indenture unless the Company purchases bonds of each outstanding series with such monies in an amount equal to the percentage thereof which the principal amount of the bonds of such series is of the principal amount of the bonds of all series then outstanding. In the event the Company purchases any bonds pursuant to the preceding sentence, such bonds shall immediately thereafter be canceled and no bonds of the same series shall be issued in substitution therefor.

The Providence Gas Company                     Nineteenth Supplemental Indenture

                                ARTICLE SECOND
                 ISSUANCE OF $15,000,000 OF SERIES S BONDS AND
                     CLOSING OF SUCH SERIES AT THAT AMOUNT

     Section 2.01. Upon the execution and delivery hereof, the Company will execute and deliver to the Trustee and the Trustee will authenticate and deliver to the Company Fifteen Million Dollars ($15,000,000) in aggregate principal amount of Series S bonds.

     Section 2.02. The issue of Series S bonds hereunder is hereby limited to the Fifteen Million Dollars ($15,000,000) in aggregate principal amount of bonds of such series to be initially issued as provided in Section 2.01 hereof and to Series S bonds issued in exchange or substitution for outstanding Series S bonds under the provisions of the Indenture, permitting the exchange of bonds for other bonds (under the provisions of Section 1.02 hereof), or permitting the issuance of bonds in lieu of lost, stolen, destroyed or mutilated bonds, or permitting the exchange of definitive bonds for temporary bonds.

                                 ARTICLE THIRD
                             ADDITIONAL PROVISIONS

     Section 3.01. The Company covenants and agrees that it has good right and lawful authority to mortgage the properties described in the granting clauses hereof and after-acquired property as provided herein and that it is lawfully seized and possessed of the same (except with respect to after-acquired property).

     Section 3.02. The Company covenants and agrees that since the date of the Eighteenth Supplemental Indenture no real estate or interest therein has been taken by exercise of the right of eminent domain or released from the Indenture or subjected to any easement which has not been terminated of record except as listed on the "Schedule of Released Property" attached hereto as Schedule II.

     Section 3.03. The Company covenants and agrees that (a) it will not incorporate into its gas distribution system for operation as lessee or otherwise any personal property or fixtures owned by another person or entity except such property of a type expressly reserved and excluded from the lien of the Indenture; and (b) without limiting the generality of the foregoing, it will not enter into, as lessee, any leases of personal property, fixtures or improved real property if the cost of all such items so leased less accumulated depreciation taken from time to time in accordance with generally accepted accounting principles would be in excess of 15% of the principal amount of bonds then outstanding under the Indenture.

     Section 3.04. The Company covenants and agrees that it will promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Company or would result in any lien or charge upon any property of the

The Providence Gas Company                     Nineteenth Supplemental Indenture

Company which would materially and adversely affect the conduct of the Company's operations.

     Section 3.05. The Company covenants and agrees that it will not permit any employee benefit plan maintained by it to be terminated in a manner which would result in the imposition of a lien on any property of the Company pursuant to
Section 4068 of the Employee Retirement Income security Act of 1974, as amended.

     Section 3.06. No bonds owned or held by, for the account of or for the benefit of the Company or any other obligor on the bonds (other than bonds pledged to secure an obligation) shall be deemed entitled to share in any payment or distribution provided in Article Sixth of the Indenture, provided that the Trustee shall be protected in making any such payment or distribution unless it shall have actual knowledge that the bonds in respect of which such payment or distribution is made are so owned or held.

     Section 3.07. Payments of any amounts with respect to the series S bonds shall be made at such place and in such manner as shall be provided in 6.4 of the Bond Purchase Agreement dated as of April 1, 1998 (the "Bond Purchase Agreement"), between the Company and the original purchaser of said Series S bonds, or at such other places and in such other manners as may, from time to time, be agreed upon in writing among the Company, the Trustee and the holder of the Series S bond in question.

     Section 3.08. Anything contained elsewhere in the Indenture notwithstanding, and without limiting the effect of Section 3.15 of this Nineteenth Supplemental Indenture, so long as any of the Series S bonds shall remain outstanding, the Trustee shall be entitled to exercise any of the remedies provided in the Indenture (including, without limitation, the remedies provided in Sections 33, 46, 47, 48 and 49 of Indenture):

          (a) if the Company shall default in the payment of any interest payable on any Series S bonds and such default shall have continued for a period of ten days, or the Company shall default in the payment of principal on any Series S bonds at final maturity or at any date fixed for the optional redemption thereof pursuant to the provisions of Section 1.03 of this Nineteenth Supplemental Indenture or at any date fixed for redemption thereof pursuant to the provisions of Section 1.05 of this Nineteenth Supplemental Indenture;

          (b) if the Company or any subsidiary of the Company shall fail to make when due or payable (including applicable grace periods, if any) any payment required to be made by it in respect of any indebtedness (other than the Series S bonds), the outstanding aggregate principal amount of which indebtedness is at the time of such failure in excess of three million dollars ($3,000,000);

          (c) if the Company shall fail in the observance or performance of any other convenant, condition or agreement not enumerated in this Section herein above, contained in the Indenture (including this Nineteenth Supplemental Indenture) or in the Bond Purchase Agreement, and such failure shall continue for a period of sixty (60) days after such failure shall first become known to the President or the Financial

The Providence Gas Company                     Nineteenth Supplemental Indenture

     Vice President of the Company, or to any person charged with the responsibilities normally associated with either of such offices;

          (d) if any representation or warranty made by the Company herein, or made by the Company in the Bond Purchase Agreement, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Series S bonds or furnished by the Company pursuant hereto or pursuant to the Bond Purchase Agreement, is untrue in any material respect as of the date of the issuance or making thereof;

          (e) if final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Company or against any property or assets of the Company and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry;

          (f) in the event of the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company under applicable Federal bankruptcy law or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) or the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed an in effect for a period of 60 consecutive days; or

          (g) in the event of the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Federal bankruptcy law or any other similar applicable Federal or State law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     Section 3.09. This Nineteenth Supplemental Indenture shall become void when the Original Indenture shall be void.

     Section 3.10. Dates of supplemental indentures and of bonds are intended as and for dates for the identification of such bonds and such instruments, respectively, and are not intended to indicate that any such instrument or any bond was and no such instrument or bond has been or is to be executed on a Sunday or a legal holiday, the respective dates when supplemental indentures were executed being the dates or respective dates of the acknowledgments of the parties thereto.

The Providence Gas Company                     Nineteenth Supplemental Indenture

     Section 3.11. Whenever reference is made in this Nineteenth Supplemental Indenture to a Section or an Article of the Original Indenture and such Section or Article has been amended by this instrument or any of the indentures supplemental to the Original Indenture enumerated herein above, or two or more of them, then such reference shall be to such Section or Article as so amended, whether or not herein expressly so stated.

     Section 3.12. The Company, at its own cost and expense, will forthwith, upon the execution and delivery by the parties hereto of this Nineteenth Supplemental Indenture, cause the same to be recorded pursuant to law in all offices for the recording of mortgages of real or personal property in which such recordation is necessary in order to perfect and protect the lien hereof, and, in any event, in all such offices in which it has caused or may cause the Original Indenture to be recorded.

     Section 3.13. Anything in the Series S bonds or in the Indenture to the contrary notwithstanding, upon receipt by the Company or the Trustee of evidence reasonably satisfactory to the Company or the Trustee of the ownership of and loss, theft, destruction or mutilation of any Series S bond and (a) in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (provided, however, that if the holder of such Series S bond is an institution having a minimum net worth of $10,000,000 or more, its own affidavit and undertaking of indemnity shall be deemed to be satisfactory evidence, indemnity, and security) or (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its expense will execute, and thereupon the Trustee will authenticate and deliver in lieu thereof, a new bond, executed and authenticated in the same manner as the bond being replaced, in an aggregate principal amount equal to the unpaid portion of the principal amount of the bond being replaced.

     Section 3.14. This Nineteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; and such counterparts shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

     Section 3.15. For any default by the Company in the covenants, stipulations, promises and agreements herein contained or contained in the bonds of Series S, the Trustee and the bondholders shall have the same rights and remedies, subject to the same limitations, as are provided in the Original Indenture.

     Section 3.16. The Company hereby agrees to unconditionally indemnify, defend and hold, and covenants not to sue, the Trustee and each holder of the bonds of Series S from time to time, their respective directors, officers, employees and agents harmless for or against any loss, liability, damage, expense or claim (including, but not limited to, reasonable fees of attorneys, experts and professionals and reasonable environmental consulting fees and sampling and analysis costs which are incurred in investigating such claims, defending such claims and prosecuting the Company under the indemnity provided by this Section 3.16, whether arising under the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., or any similar state law or regulation providing for liability for responding to a release of hazardous substances (the

The Providence Gas Company                     Nineteenth Supplemental Indenture

"Environmental Laws") (excepting only those attributable solely and completely to the willful misconduct of any holder or holders of the bonds of Series S)) which may be incurred by or asserted against any holder of the bonds of Series S directly or indirectly arising or resulting from, or relating to, any of the following: (1) the presence of any Hazardous Substances (hereinafter defined) on any property previously, presently or hereafter owned, possessed, occupied, operated or utilized by the Company; (2) the presence of any Hazardous Substances on any real property, not previously, presently hereafter owned, possessed, occupied or operated by the Company, which Hazardous Substances were used, generated, manufactured, produced, stored, transported, disposed, released, discharged, abandoned or handled by the Company; and (3) the violation by the Company of any Environmental Law. This indemnity shall continue in full force and effect after repayment of the bonds of Series S, and its duration shall be forever.

     "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317) as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Action (42 U.S.C. 6901 et seq.), as amended,
(c) defined as hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 960 et seq.), as amended or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

The Providence Gas Company                     Nineteenth Supplemental Indenture

     IN WITNESS WHEREOF, The Providence Gas Company has caused its corporate seal to be hereto affixed and these presents to be executed, acknowledged and delivered in its name and on its behalf by its Senior Vice President and the Assistant Treasurer, and said State Street Bank and Trust Company, as successor as Trustee to Rhode Island Hospital Trust National Bank, which succeeded Rhode Island Hospital Trust Company, has caused its corporate seal to be hereto affixed and these presents to be executed and delivered by one of its officers, all hereunto duly authorized, as of the day and year first above written.

                                            THE PROVIDENCE GAS COMPANY

(CORPORATE SEAL)                              By    /s/ James DeMetro
                                                 -------------------------
                                                        James DeMetro
                                                 Its Senior Vice President


                                              By     /s/ Peter J. Gill
                                                  -----------------------
                                                        Peter J. Gill
                                                  Its Assistant Treasurer

Signed, sealed and delivered
in the presence of:

/s/ Witness
------------------------
as to The Providence Gas
    Company

                                            STATE STREET BANK AND TRUST COMPANY,
                                             Trustee


[CORPORATE SEAL]
                                              By     /s/ Gary Dougherty
                                                --------------------------
                                                     Authorized Officer

Signed, sealed and delivered
in the present of:

/s/ Witness
---------------------------
as to State Street Bank and
    Trust Company

The Providence Gas Company                     Nineteenth Supplemental Indenture


STATE OF RHODE ISLAND   )
                       ):SS.:
COUNTY OF PROVIDENCE    )

     In Providence, this 6th day of April A.D. 1998, personally appeared before me James DeMetro, to me known and known by me to be a Senior Vice President of THE PROVIDENCE GAS COMPANY, one of the parties that executed the foregoing instrument, and acknowledged said instrument to be his free act and deed in his capacity, and the free act and deed of said corporation; and on oath stated that hew ad duly authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.


                                                  /s/ Eleanore F. Gaines
                                                  ----------------------
                                                       Notary Public

My Commission Expires: 7/14/2001
                                                    [Notarial Seal]

STATE OF RHODE ISLAND  )
                      ):SS.:
COUNTY OF PROVIDENCE  )

     In Providence, this 6th day of April A.D. 1998, personally appeared before me Peter J. Gill, to me known and known by me to be an Assistant Treasurer of THE PROVIDENCE GAS COMPANY, one of the parties that executed the foregoing instrument, and acknowledged said instrument to be his free act and deed in his said capacity; and the free act and deed of said corporation; and on oath stated that he was duly authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

                                                      /s/ Anne W. Connor
                                                ------------------------------
                                                         Notary Public

My Commission Expires: 12/23/2001

                                                  [Notarial Seal]

The Providence Gas Company                     Nineteenth Supplemental Indenture



STATE OF RHODE ISLAND  )
                      ):SS.:
COUNTY OF PROVIDENCE   )

     In Providence, this 6th day of April A. D. 1998, personally appeared before me Gary Doughery, to me known and known by me to be an Assistant Vice President of STATE STREET BANK AND TRUST, one of the parties that executed the foregoing instrument, and acknowledged said instrument to be his free act and deed in his said capacity, and the free act and deed of said corporation; and on oath stated that he was duly authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.


                                                   /s/ Jacqueline G. Maynard
                                                  ---------------------------
                                                         Notary Public

                                                  [Notarial Seal]

My Commission Expires: 6/25/2001

                   SCHEDULE OF PROPERTY AND INTEREST THEREIN

     The following described tracts or parcels of land with all buildings and improvements thereon and therein, situated in the County of Providence, in said State of Rhode Island:

FIRST PARCEL:

     Situated on the northerly side of Goff Street, in the City of Providence, bounded and described as follows:

Beginning, for the southeasterly corner of the tract hereby conveyed, at a stone bound in the northerly line of Goff Street at the southwesterly corner of land now or formerly of George K. Webster; thence northerly bounding easterly on said Webster land, 77.53 feet, more or less, to land now or formerly of Sands, Taylor & Wood; thence westerly, bounding northerly on said Sands, Taylor & Wood land, approximately 88 feet, to the southwesterly corner of said Sands, Taylor & Wood land; thence northerly, bounding easterly on said Sands, Taylor & Wood land, 116 feet, more or less to Blackstone Street; thence westerly bounding northerly on said Blackstone Street, 351.05 feet, more or less to land now or formerly of John E. Devron; thence southerly, bounding westerly in part on said Devron land, and in part on lands now or formerly of Mary H. Baldwin, Edward Brophy and wife and Joseph Haselden and wife, about 220.66 feet, more or less, to a stone bound; thence westerly at a right angel to said last described line; bounding northerly on said Haselden land, 24.38 feet to a stone bound; thence southerly, at an interior angle of 101 degrees 21', bounding westerly on land now or formerly of Benjamin Dubinsky, 45.29 feet, to a stone bound; thence southerly at an interior angle of 152 degrees 42' bounding westerly on land now or formerly of the Apco Manufacturing Company, 39.20 feet to a stone bound and said Goff Street; thence easterly along the northerly line of said Goff Street, 498.23 feet, more or less, to a stone bound and the place of beginning. Being the same premises conveyed to Providence Gas Company by deed of Oxford Land Company dated October 28, 1903, filed in Book 460, Page 197 in Providence Land Records and by deed of Walter E., Thomas C. and Louis A. Gladding dated March 8, 1904, recorded in said Providence Land Records in Deed Book 464, Page 113.

     Excepting from the above premises the property conveyed to Providence Energy Company by Quiteclaim Deed of Providence Gas Company dated September 29, 1989, recorded in Deed Book 2116, Page 118, and property conveyed to Astro Plating Works Corp. by Quitclaim Deed dated July 18, 1983, filed in Providence Land Records in Deed Book 1246, Page 615.






                                   SCHEDULE I
                     (to Nineteenth Supplemental Indenture)

                         SCHEDULE OF RELEASED PROPERTY



                                     None





                                  SCHEDULE II
                    (to Nineteenth Supplemental Indenture)